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                                                         EXHIBIT 1


            CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Current Report on Form 8-K of The Alpine Group, Inc. of our report dated January 27, 1998, with respect to the consolidated financial statements and schedules of Essex International Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

                                               Ernst & Young LLP

Indianapolis, Indiana
February 8, 1999